UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 27, 2007
PINNACLE FINANCIAL PARTNERS, INC.

(Exact name of registrant as specified in charter)

Tennessee	000-31225	62-1812853

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

211 Commerce Street, Suite 300, Nashville, Tennessee	37201

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 744-3700
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Pinnacle Financial Partners, Inc., a Tennessee corporation (the “Company”), hereby amends this Current Report on Form 8-K, which was initially filed on December 4, 2007, to include the financial statements required by Item 9.01 hereof. These financial statements were intentionally omitted from the December 4, 2007 Current Report on Form 8-K due to the Company having not received the necessary information to file such financial statements on that date. These financial statements are filed as Exhibits 99.1, 99.2 and 99.3 to this amendment of this Current Report on Form 8-K. Except for the filing of the financial statements required by Item 9.01 hereof, this Current Report on Form 8-K is not being amended or updated in any other manner.

Item 1.01	Entry into a Material Definitive Agreement.
     At a special meeting of the shareholder of Pinnacle Financial Partners, Inc., a Tennessee corporation (the “Company”), held on November 27, 2007, the Company’s shareholders approved an amendment to the Company’s 2004 Equity Incentive Plan (the “Plan”) that increased the total number of shares available for issuance under the Plan by 500,000 shares. The description of the amendment is qualified by reference to the amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.01.	Completion of Acquisition or Disposition of Assets.
     On November 30, 2007, the Company consummated its previously announced acquisition of Mid-America Bancshares, Inc. (“Mid-America”). Pursuant to the terms of the Agreement and Plan of Merger dated as of August 15, 2007 by and between the Company and Mid-America (the “Merger Agreement”), Mid-America merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”).
     Mid-America is a bank holding company for Bank of the South and PrimeTrust Bank, each of which are Tennessee-state chartered banking institutions with operations in the Nashville-Davidson-Murfreesboro-Franklin, TN metropolitan statistical area and whose primary business is attracting deposits from the general public and using those funds to originate a variety of loans to individuals residing within the banks’ primary market areas, and to businesses owned and operated by those individuals.
     By virtue of the Merger, each issued and outstanding share of common stock of Mid-America was converted into the right to receive 0.4655 shares of the Company’s common stock, $1.50 in cash and cash in lieu of any fractional shares. As a result, the Company is issuing approximately 6.7 million shares of its common stock and paying approximately $21.5 million in cash (including payments related to fractional shares) to the Mid-America shareholders. Fractional shares will be acquired for cash based on the average of the closing sale prices of the Company’s common stock on The Nasdaq Global Select Market for the five trading days immediately preceding November 30, 2007. The total value of the transaction was approximately $216.1 million, determined using the Company’s closing stock price of $29.13 per share on November 30, 2007 and the total cash consideration paid to the Mid-America shareholders.
     The Company will utilize a portion of the proceeds from a recently completed trust preferred offering by an affiliated trust to pay the cash portion of the merger consideration and any fractional share payment payable to the Mid-America shareholders.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (d) Pursuant to the terms of the Merger Agreement, on November 27, 2007, the Nominating and Corporate Governance Committee of the Board of Directors of the Company recommended, and the Board of Directors elected, effective as of 5:00 p.m. on November 30, 2007, the effective time of the Merger, each of Gary L. Scott, David Major and Harold Gordon Bone to the Company’s Board of Directors. Messrs. Scott and Bone will serve as Class I directors and Mr. Major will serve as a Class II director.
     Messrs. Scott, Major and Bone have not yet been appointed to serve on any committees of the Company’s Board of Directors, but will be considered for committee membership at the Company’s Board of Directors meeting expected to be held in December 2007. The Company expects that Mr. Scott and Mr. Major will be appointed to the Community Affairs Committee and Trust Committee, respectively, and that Mr. Bone will be appointed to each of the Human Resources and Compensation Committee and Nominating and Corporate Governance Committee.
     Except to the extent the Merger Agreement requires that three of Mid-America’s directors be elected to the Board of Directors of the Company following consummation of the Merger, neither Mr. Scott, Mr. Major nor Mr. Bone is a party to any arrangement or understanding with any person pursuant to which any one of them was selected as a member of the Board of Directors nor is any one of them a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
     The audited financial statements of Mid-America as of and for the year ended December 31, 2006 are filed herewith as Exhibit 99.1 and are incorporated in their entirety herein by reference.
     The unaudited interim financial statements of Mid-America as of September 30, 2007 and for the nine-months ended September 30, 2007 and 2006 are filed herewith as Exhibit 99.2 and are incorporated herein in their entirety by reference.
(b) Pro Forma Financial Information.
     The required pro forma financial information as of September 30, 2007 and for the twelve months ended December 31, 2006 and nine months ended September 30, 2007 is filed herewith as Exhibit 99.3 and is incorporated in its entirety herein by reference.

(d) Exhibits.

2.1
Agreement and Plan of Merger dated as of August 15, 2007 by and between Pinnacle Financial Partners, Inc. and Mid-America Bancshares, Inc. (pursuant to Item 601(b)(2) of Regulation S-K the schedules and exhibits to this agreement have been omitted from this filing) — incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 15, 2007.*

10.1	Fourth Amendment to the Pinnacle Financial Partners, Inc. 2004 Equity Incentive Plan.*

23.1	Consent of Maggart & Associates, P.C.

99.1	Audited financial statements of Mid-America Bancshares, Inc. as of and for the fiscal year ended December 31, 2006.

99.2	Unaudited interim financial statements of Mid-America Bancshares, Inc. as of September 30, 2007 and for the nine months ended September 30, 2007 and 2006.

99.3	Unaudited consolidated pro forma financial information as of September 30, 2007 and for the twelve months ended December 31, 2006 and nine months ended September 30, 2007.

*	Previously filed

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FINANCIAL PARTNERS, INC.
By:	/s/ Harold R. Carpenter
	Name:	Harold R. Carpenter
	Title:	Executive Vice President and Chief Financial Officer

Date: February 13, 2008

EXHIBIT INDEX

Exhibit No.	Description

2.1
Agreement and Plan of Merger dated as of August 15, 2007 by and between Pinnacle Financial Partners, Inc. and Mid-America Bancshares, Inc. (pursuant to Item 601(b)(2) of Regulation S-K the schedules and exhibits to this agreement have been omitted from this filing) — incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 15, 2007.*

10.1	Fourth Amendment to the Pinnacle Financial Partners, Inc. 2004 Equity Incentive Plan.*

23.1	Consent of Maggart & Associates, P.C.

99.1	Audited financial statements of Mid-America Bancshares, Inc. as of and for the fiscal year ended December 31, 2006.

99.2	Unaudited interim financial statements of Mid-America Bancshares, Inc. as of September 30, 2007 and for the nine months ended September 30, 2007 and 2006.

99.3	Unaudited consolidated pro forma financial information as of September 30, 2007 and for the twelve months ended December 31, 2006 and nine months ended September 30, 2007.

*	Previously filed.